©2014Novelis Inc. 1 August 7, 2014 Philip Martens President and Chief Executive Officer Steve Fisher Senior Vice President and Chief Financial Officer Novelis Q1 Fiscal Year 2015 Earnings Conference Call Exhibit 99.2

©2014Novelis Inc. 2 Safe Harbor Statement Forward-Looking Statements Statements made in this presentation which describe Novelis' intentions, expectations, beliefs or predictions may be forward-looking statements within the meaning of securities laws. Forward-looking statements include statements preceded by, followed by, or including the words "believes," "expects," "anticipates," "plans," "estimates," "projects," "forecasts," or similar expressions. Examples of forward-looking statements in this presentation are statements about expected FRP industry growth. Novelis cautions that, by their nature, forward-looking statements involve risk and uncertainty and that Novelis' actual results could differ materially from those expressed or implied in such statements. We do not intend, and we disclaim any obligation, to update any forward-looking statements, whether as a result of new information, future events or otherwise. Factors that could cause actual results or outcomes to differ from the results expressed or implied by forward- looking statements include, among other things: changes in the prices and availability of aluminum (or premiums associated with such prices) or other materials and raw materials we use; the capacity and effectiveness of our metal hedging activities; relationships with, and financial and operating conditions of, our customers, suppliers and other stakeholders; fluctuations in the supply of, and prices for, energy in the areas in which we maintain production facilities; our ability to access financing for future capital requirements; changes in the relative values of various currencies and the effectiveness of our currency hedging activities; factors affecting our operations, such as litigation, environmental remediation and clean-up costs, labor relations and negotiations, breakdown of equipment and other events; the impact of restructuring efforts in the future; economic, regulatory and political factors within the countries in which we operate or sell our products, including changes in duties or tariffs; competition from other aluminum rolled products producers as well as from substitute materials such as steel, glass, plastic and composite materials; changes in general economic conditions including deterioration in the global economy, particularly sectors in which our customers operate; changes in the fair value of derivative instruments; cyclical demand and pricing within the principal markets for our products as well as seasonality in certain of our customers’ industries; changes in government regulations, particularly those affecting taxes, environmental, health or safety compliance; changes in interest rates that have the effect of increasing the amounts we pay under our principal credit agreement and other financing agreements; the effect of taxes and changes in tax rates; and our indebtedness and our ability to generate cash. The above list of factors is not exhaustive. Other important risk factors included under the caption "Risk Factors" in our Annual Report on Form 10-K for the fiscal year ended March 31, 2014 are specifically incorporated by reference into this presentation.

©2014Novelis Inc. 3 Agenda  Business Review  Strategy  Q1FY15 Detailed Financial Review  Summary

©2014Novelis Inc. 4 Business Review

©2014Novelis Inc. 5 First Quarter Highlights  Highest Quarterly Shipments Since FY11  EBITDA Grew 15% YoY to $235 Million  Portfolio Transformation to High-Recycled Content Premium Products Continues  Rolling Expansions Ramp Up in Brazil and Korea  Commissioned New Recycling Center in Germany and Ramped Up Recycling Production in Brazil  Global Auto Expansions on Track to Begin Contributing Second Half FY15

©2014Novelis Inc. 6 Regional Dynamics: North America 360kt Auto Finishing  Plant Productivity Driving Shipment Growth  Auto Shipments to Ramp Up Beginning in the Second Half FY15  Invested in 360kt Auto Finishing Capacity  Consumer Foil Business Sale Complete to Focus on Core Premium Products Capacity Investments in the US

©2014Novelis Inc. 7 Regional Dynamics: Europe  Continued Strong Auto and Can Demand  Auto Expansion on Track to Contribute to FY17 Results  Commissioned World’s Largest Aluminum Recycling Center in June  400kt Incremental Recycling Capacity  First Production-Sized Ingot Cast 400kt Recycling 120kt Auto Finishing Capacity Expansions in Germany New Recycling Center First Ingot

©2014Novelis Inc. 8 Regional Dynamics: Asia Market Premium Volatility - 50 100 150 200 250 300 350 400 450 Midwest USA Europe Japan Brazil $ U S pe r to n 265kt Recycling Korea 350kt Rolling China 120kt Auto Finishing  Strong Pan-Asian Market Demand for FRP Combined with New Rolling Capacity Driving Record Shipments  Began Commissioning Auto Finishing Line in China  Actions to Mitigate Impact from Continued Elevated Market Metal Premiums  Utilize Low-Cost Sourcing Point to Serve Global Customers  Recycling Center Operating at Full Capacity Capacity Expansions Across Asia $500 $0 $300 $400 $600

©2014Novelis Inc. 9 Regional Dynamics: South America  First Mover Advantage & Excellent Project Execution with 220kt Cold Mill Expansion  FIFA World Cup Drove Sales Boost in Seasonally Low Q1FY15  Commissioned New Can Coating Line to Lower Costs  Ramp Up at Recently Commissioned 190kt Recycling Facility Continues 190kt Recycling 220kt Rolling Capacity Expansions in Brazil New Recycling Center Kiln 100kt Can Coating Line

©2014Novelis Inc. 10 Strategy

©2014Novelis Inc. 11 Novelis’ Strategy Grow High-Recycled Content Premium Product Portfolio

©2014Novelis Inc. 12 Explosive Growth in North American Auto *Source: 2014 Ducker Worldwide 2014 Ducker Study: North American Auto Market in 2025* ■ 7 out of 10 New Pick-Up Trucks Produced will be Aluminum Bodied ■ >25% of All Body & Closure Parts for Light Vehicles will be Aluminum ■ Aluminum Sheet Demand Will Grow from 200M to 4B Pounds 0 400 800 1,200 1,600 2,000 2019 2021 2020 2018 2015 2017 2016 2014 2013 2012 2024 2025 2023 2022 2014 Ducker Study: North America Demand for Auto Body and Closure Parts* K ilot o n n e s North America FRP Demand for Auto >1.7M Tonnes by 2025

Uniquely Positioned to Grow Auto Business

- First Mover Advantage: Growing Auto Finishing Capacity Worldwide to ~900kt When Complete
- Fully Integrated Auto Manufacturing System Including Closed Loop Recycling
- Proven Technical Leadership


Growing Automotive Product as Percentage of Novelis Portfolio
Auto
Other
FY14
9%
91%
FY17
~20%
80%
FY20
~25%
75%

©2014Novelis Inc.

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Not just aluminum, Novelis Aluminum.

©2014Novelis Inc. 14 Growing the Recycled Content in our Products ■ Ensures Metal Supply ■ Best Technology = Highest Metal Yield = Lowest Cost ■ Customer Preference for Sustainable Products, such as evercanTM Korea Oct’12 33% 39% 43% 46% 50% 80% 30% 40% 50% 60% 70% 80% FY10 FY12 FY13 FY14 FY15 FY20 Average Recycled Content in Novelis Products Targets Brazil Feb’14 Germany Jun’14 Benefits from Increased Recycled Inputs

©2014Novelis Inc. 15 Q1FY15 Detailed Financial Review

©2014Novelis Inc. 16 First Quarter Highlights  Shipments Up 9% YoY to 770 Kilotonnes  Sales Up 12% to $2.7 Billion  Adjusted EBITDA Up 15% to $235 Million  Net Income of $35 Million; Net Income Excluding Certain Items of $30 Million, up 43%  Negative Free Cash Flow Before Capex ($39) Million, Up $69 Million  $250 Million Return of Capital Payment Strong Start to FY15 Q1FY15 vs Q1FY14

©2014Novelis Inc. 17 2.4 2.7 200 350 500 650 800 $1.0 $1.5 $2.0 $2.5 $3.0 $3.5 Q1FY14 Q1FY15 Shipments Sales 0 50 100 150 200 250 300 South America Asia Europe North America 13% 4% 5% 22% Sales (Billions) • Third Party Shipments (Kt) Shipments & Sales Total Company Shipments by Region Q1FY15 Q1FY14 Shipments in Every Region Increased Versus Prior Year

©2014Novelis Inc. 18 Q1FY15 Adjusted EBITDA Bridge (USD Millions) Q1FY14 $204 Volume 57 Price & Mix (12) SG&A & Other 10 Higher Metal Costs (26) Operating Costs (13) Foreign Exchange 11 Metal Price Lag 4 Q1FY15 $235 Difficult Pricing Environment in Asia Continues Primarily Higher Fixed Cost Base During Expansion Build-Outs and Wage Inflation Strong Global Shipments Driven by Prime Shortage, High Asian Premiums and Unfavorable Metal Mix

©2014Novelis Inc. 19 (Millions) Capital Expenditures & Free Cash Flow Before CapEx FY15 FY14 We Expect Positive Free Cash Flow for FY15 (108) (39) ($120) ($100) ($80) ($60) ($40) ($20) $0 Q1 Free Cash Flow Before CapEx Capital Expenditures 181 717 138 500- 550 $0 $100 $200 $300 $400 $500 $600 $700 $800 Q1 FY FY15 Guidance

©2014Novelis Inc. 20 Summary

©2014Novelis Inc. 21  Passed Inflection Point in Novelis Business Evolution  Elevated Market Premiums Pressuring Results in Asia  Auto Production to Ramp Up Second Half FY15  Recycling Centers Continue to Drive Positive Returns Summary

©2014Novelis Inc. 22 Questions & Answers

©2014Novelis Inc. 23 Appendix

Income Statement Reconciliation To Adjusted EBITDA

(in $ m)	Q1 FY14	Q2 FY14	Q3 FY14	Q4 FY14	FY14	Q1 FY15
Net Income (loss) Attributable to Our Common Shareholder	**14**	**23**	**13**	**54**	**104**	**35**
- Interest, net	(75)	(74)	(74)	(74)	(297)	(80)
- Income tax (provision) benefit	(3)	(26)	3	15	(11)	(24)
- Depreciation and amortization	(77)	(79)	(91)	(87)	(334)	(89)
EBITDA	**169**	**202**	**175**	**200**	**746**	**228**
- Unrealized gain (loss) on derivatives	(12)	4	3	(5)	(10)	1
- Realized gain (loss) on derivative instruments not included in segment income	2	2	2	(1)	5	(1)
- Proportional consolidation	(11)	(8)	(11)	(10)	(40)	(8)
- Restructuring and impairment, net	(9)	(18)	(19)	(29)	(75)	(6)
- Gain (loss) on assets held for sale	-	-	6	-	6	11
- Others costs (income), net	(5)	(6)	(9)	(5)	(25)	(4)
Adjusted EBITDA	**204**	**228**	**203**	**250**	**885**	**235**
Other Income (Expense) Included in Adjusted EBITDA						
- Metal price lag	(2)	3	(7)	24	17	2
- Foreign currency remeasurement	3	(1)	0	0	2	1

Explanation of Other Income (Expense) Included in Adjusted EBITDA

1) **Metal Price Lag Net of Related Hedges:** On certain sales contracts we experience timing differences on the pass through of changing aluminum prices from our suppliers to our customers. Additional timing differences occur in the flow of metal costs through moving average inventory cost values and cost of goods sold. This timing difference is referred to as Metal Price Lag. We have a risk management program in place to minimize the impact of this "lag".

2) **Foreign Currency Remeasurement Net of Related Hedges:** All Balance Sheet accounts not denominated in functional currency are remeasured every period to the period end exchange rates. This impacts our profitability. Like Metal Price Lag, we have a risk management program in place to minimize the impact of such remeasurement.

©2014Novelis Inc.

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Not just aluminum, Novelis Aluminum.

©2014Novelis Inc. 25 (in $m) FY14 FY15 Q1 Q2 Q3 Q4 Full Year Q1 Cash Provided by (used in) Operating Activities (102) 350 108 346 702 (24) Cash Provided by (used in) Investing Activities (187) (164) (162) (189) (702) (119) Less: Proceeds from Sales of Assets - (8) (7) (1) (16) (34) Free Cash Flow (289) 178 (61) 156 (16) (177) Free Cash Flow